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                           ESCAGENETICS CORPORATION
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                                 Exhibit 21

                         Subsidiaries of Registrant

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Name of Subsidiary                    State of Incorporation            Doing Business As
------------------------------------- --------------------------------- -------------------------------------
PHYTOpharmaceuticals, Inc.            California                        PHYTOpharmaceuticals, Inc. *
SRE ESCAgenetics Corporation          California                        SRE ESCAgenetics Corporation *

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         * This company is currently dormant